UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 20, 2011

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

(Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 20, 2011, Catalyst Pharmaceutical Partners, Inc. (the “Company”) held its Annual Meeting of Stockholders at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida.

Patrick J. McEnany, Philip H. Coelho, Hubert E. Huckel, Charles B. O’Keeffe, David S. Tierney, and Milton J. Wallace were elected to the Board of Directors for a one-year term expiring at the 2012 Annual Meeting of Stockholders. The shareholders also approved an amendment to the Company’s 2006 Stock Incentive Plan and ratified the Board of Directors’ appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The final voting results on these matters were as follows:

1.	Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes

Patrick J. McEnany	12,567,715	106,076	6,151,707
Philip H. Coelho	12,626,853	46,938	6,151,707
Hubert E. Huckel	12,579,565	94,226	6,151,707
Charles B. O’Keeffe	12,565,415	108,376	6,151,707
David S. Tierney	12,638,703	35,088	6,151,707
Milton J. Wallace	12,639,353	34,438	6,151,707

2.	Approval of an amendment to the Company’s 2006 Stock Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

10,664,193	2,001,966	7,632	6,151,707

3.	Ratification of the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Votes Abstained

18,738,695	79,664	7,139

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Jack Weinstein
Jack Weinstein
Vice President, Treasurer and Chief
Financial Officer

Dated: May 23, 2011